Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the registration statement on Form S-11 of our report dated August 9, 2016, relating to the financial statements of Sachem Capital Partners, LLC as of December 31, 2015 and 2014, and for the years then ended (which report expresses an unqualified opinion on the financial statements) appearing in the prospectus, which is part of this registration statement. We also consent to the reference to us under the heading “Experts” in such prospectus.

Hoberman & Lesser, CPAs, LLP

December 22, 2016